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                                                                    EXHIBIT 99.1


                                           For further information contact:

                                   John Schoen             Jack Seller
                                   COO/CFO                 Public Relations
                                   PCTEL, Inc.             PCTEL, Inc.
                                   (773) 243-3000          (773) 243-3016
                                   john_schoen@pctel.com   jack_seller@pctel.com
                                   ---------------------   ---------------------


                        PCTEL SHARPENS FOCUS ON WIRELESS

   COMPANY SELLS MODEM OPERATIONS TO CONEXANT; ACQUIRES LARGE PATENT PORTFOLIO

         Wi-Fi, Wireless Network Performance, and Intellectual Property
                        Licensing Represent Core Business

CHICAGO, IL - MAY 8, 2003 - PCTEL, Inc. (Nasdaq: PCTI), a leading provider of Internet access products, 802.11 mobility software, and software-defined radio products announced today that it has entered into an agreement to sell its HSP modem product line to Conexant (Nasdaq: CNXT) in exchange for intellectual property, cash, and royalty payments. PCTEL will retain all rights to its strong modem portfolio, its existing licensing business, and its new Wi-Fi and wireless network measurement businesses. PCTEL also will acquire ownership of several Conexant patent families. The patents cover modem and other access technologies. Additionally, Conexant will license PCTEL's Segue(TM) Wi-Fi software for use with certain products. The agreement is subject to customary closing conditions and is expected to be completed in the next few days.

"We leveraged our intellectual property to strengthen our core businesses and commit fully to the future," said Marty Singer, PCTEL's Chairman and CEO. "What began as discussions regarding the infringement of our technology ended with the strategic exchange of assets that permits PCTEL to build upon its recent investments. We now turn our full attention to the rapid growth of our Wi-Fi and network performance initiatives and, of course, the aggressive licensing of our access technology," added Singer.

Under the terms of the transaction, Conexant will pay PCTEL approximately $19 million. Aside from the transfer of the HSP modem product line and installed base, the $19 million covers a Segue(TM) software license and royalty payments over four years. PCTEL will also obtain ownership of several Conexant patent families pertaining to modem and other access technologies. As part of the agreement, PCTEL will pay Conexant a percentage of royalties on the transferred Conexant patents after specific profit objectives have been achieved. In addition, approximately 30 employees will transfer to Conexant to ensure support of the current product line and PCTEL's existing customer base. We anticipate Silicon Laboratories (Nasdaq: SLAB) will continue to supply the silicon DAA for the PCTEL customers transitioning to Conexant.

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The deal with Conexant is the latest in a series of strategic moves made by
PCTEL. Since taking the helm in November, 2001, the current management team streamlined its modem operations and acquired Wi-Fi software platforms on which they built the Segue(TM) product line. Just recently, they acquired Dynamic Telecommunications Inc. (DTI) to extend their presence in wireless, emphasizing in particular the need to optimize wireless networks - cellular and local area - for data and voice traffic. Their Segue(TM) Roaming Client has been adopted by Boingo for 2.5 cellular data networks, Maritime Telecommunication Networks for Wi-Fi networks aboard cruise ships, and, now, Conexant.

The agreement settles all issues pertaining to patent infringement between the two companies. Conexant acquired a fully paid, worldwide license to practice PCTEL's modem patents. The license covers technology essential to the implementation of the V.90 standard as well as other important soft modem patents. Similarly, PCTEL is fully licensed under Conexant patents to continue its sale of DSP-based modems to its existing customers, including Texas Instruments (Nasdaq: TI), and L. M. Ericsson (Nasdaq: ERICY).

PCTEL entered the soft modem business in 1994. Since then, they have shipped approximately 70 million modems. Their major customers include major PC-OEMs, Taiwan-based motherboard manufacturers, and Taiwan-based modem board manufacturers. With respect to their technology, PCTEL has developed or acquired over 110 patents or patent applications dealing with analog modems, DSL modems, Internet Protocol (IP) addressing in WLAN environments, routing, network measurement, and other access technology. Many of their patents are essential to implementing the recommendations of the International Telecommunications Union
(ITU) while others are critical to common modem features or operation. The company generated over $5 million in licensing revenue last year.

 "PCTEL's divestiture of its HSP modem product line punctuates a year and a half of operational progress and planning, all directed at improving stockholder value," said Singer. "We have several more goals to accomplish. We want to expand our Wi-Fi footprint with additional products and services, aggressively grow our intellectual property portfolio and licensing activities, and support DTI's expansion into new wireless markets." Singer adds, "Over the next six months, we confidently anticipate additional investments. We are excited about our future."

PCTEL offers three innovative mobility software products. Its Segue(TM) Roaming Client enables roaming between different 802.11 environments. It also permits roaming between WLAN and cellular networks such as CDMA2000 1x, GPRS and PHS. PCTEL's Segue(TM) Network Gateway and Segue(TM) Controller perform all of the routing, authentication, IP addressing, security, and billing access required in public 802.11 networks.

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CONFERENCE CALL / WEBCAST
The company will hold a conference call at 4:00 PM PDT (7:00 PM EDT) with Marty Singer, chairman and chief executive officer, and John Schoen, chief operating officer and chief financial officer. The session will include brief remarks, and can be accessed by calling (800) 545-9583 (U.S. / Canada) or (973) 317-5317 (international).

To listen via the Internet, please visit, www.pctel.com, or http://www.shareholder.com/pctel/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (800) 428-6051 (U.S. / Canada) or (973) 709-2089 (international) access code: 292935.


ABOUT DYNAMIC TELECOMMUNICATIONS
Dynamic Telecommunications was founded in 1995, and has rapidly grown to become a leading supplier of high-speed, multi-standard wireless test and measurement solutions. The DTI SeeGull(TM) family of wireless receivers are sold globally and are designed to work with all of the world's leading wireless protocols. Customer applications for DTI's products include drive test systems, site survey, base station monitoring, and radio propagation measurement for cellular, PCS, and other wireless networks. DTI also offers products geared toward the needs of government agencies for Intelligence, Military and Home Land Security applications. DTI, located in Germantown, Maryland, was recently acquired by PCTEL.

ABOUT PCTEL
PCTEL, founded in March 1994, is a leading provider of innovative and cost-effective Internet access solutions, 802.11 mobility software and software-defined radio products. PCTEL's products include analog soft modems, DSP-based modems, WLAN software products (Segue(TM) Product Line) that simplify installation, roaming, Internet access and billing. Through its subsidiary, DTI, the company designs, develops and distributes OEM receivers and receiver-based products that measure and monitor cellular networks. The company maintains a portfolio of more than 80 analog and broadband communications and wireless patents, issued or pending, including key and essential patents for modem technology. The company's products are sold to PC manufacturers, PC board and card manufacturers, wireless carriers, wireless ISPs, software distributors, wireless test and measurement companies, and system integrators. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.


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PCTEL SAFE HARBOR STATEMENT

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our expectations with respect to the completion of the transaction with Conexant and its potential benefits; the anticipated growth of our wireless business; our ability to improve returns on our investments in our intellectual property assets and the transferred Conexant patents; our plans to expand our presence in the wireless arena, grow our intellectual property portfolio and licensing activities and expand DTI's business into new wireless markets; and our anticipation of additional investments in future periods are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: demand for and market acceptance of new alternative Internet access devices; our success at developing and growing our wireless business; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; competitive risks, including, but not limited to, competitive pricing pressures; our ability to successfully license our intellectual property; our ability to realize the potential financial or strategic benefits of past and future transactions, including the integration of the technology, operations and work force of the businesses we acquire, and our ability to correctly forecast the requirements of customers and end users. These risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings, can affect our financial condition, future results of operations, business and prospects. These forward-looking statements are made only as of the date hereof. We disclaim any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.


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